SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2007

SYNUTRA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33397	13-4306188

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2275 Research Blvd., Suite 500
Rockville, MD 20850
(Address of principal executive offices including Zip Code)

                  (301) 840-3888
(Registrant’s telephone number, including area code)

                                        (Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Synutra International, Inc.
Current Report on Form 8-K

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. Departure of Director and Election of New Director

On October 1, 2007, Lawrence Lee, an independent director of the registrant’s Board of Directors (the “Board”), a member of the Compensation Committee and Nominating Committee of the Board and the Chair of the Audit Committee of the Board (the “Audit Committee,” together with the Compensation Committee and Nominating Committee of the Board, the “Committees”), tendered his resignation from the Board and the Committees effective October 1, 2007.

On October 1, 2007, the Board (1) elected Lei Lin to the Board and the Committees to fill the vacancies created by Lawrence Lee’s resignation, and (2) designated Jinrong Chen, an independent director of the Board and a member of the Committees, as Chair of the Audit Committee, effective October 1, 2007.

Mr. Lin will receive compensation for his service as a director consistent with our standard arrangements for non-employee directors as follows:

•	an annual fee of $20,000, prorated for any partial year of service;

•	a fee of $2,500 for each Board meeting (including any committee meetings thereof); and

•	reimbursement for reasonable out-of-pocket expenses incurred in connection with service on the Board.

The election of Mr. Lin as a director was not made pursuant to any arrangement or understanding between Mr. Lin and any other person.  Mr. Lin has not had any direct or indirect material interests in any transaction with the registrant or in any currently proposed transaction to which the registrant is a party.  Our Board of Directors has determined that Mr. Lin will qualify as “independent” under the guidelines promulgated by The Nasdaq Stock Market, Inc. and the applicable Securities and Exchange Commission rules.

Departure of Chief Financial Officer and Appointment of New Chief Financial Officer

On October 1, 2007 Jibin Zhang, Chief Financial Officer of the registrant (“CFO”), tendered his resignation as CFO effective October 1, 2007. On October 1, 2007, the Board appointed Lawrence Lee as CFO effective October 1, 2007 to fill the vacancy created by Mr. Zhang’s resignation from that position.

Mr. Lee, 42, has over 15 years of experience in corporate finance, financial advisory and management, accounting and auditing. Mr. Lee served on the Board from December 3, 2006 to October 1, 2007. Mr. Lee was vice president and Chief Financial Officer of Kasen International Holdings Limited, a public company listed on the Hong Kong Stock Exchange from August 1, 2004 to September 30, 2007 (“Kasen”). Before joining Kasen, Mr. Lee served as Chief Financial Officer at Eagle Brand Holdings Limited, a company listed on the Singapore Stock Exchange. None of the companies Mr. Lee worked for previously is an affiliate of the registrant. Mr. Lee is an associate member of the Association of Chartered Certified Accountants. Mr. Lee received a Bachelor’s degree in Management and Engineering from Beijing Institute of Technology, a Master’s degree in Economics from Renmin University of China, and a Master’s degree in Accounting and Finance from the London School of Economics.

Mr. Lee’s term of office as Chief Financial Officer of the registrant is indefinite. The registrant and Mr. Lee have entered into an employment agreement and, pursuant to such employment agreement, Mr. Lee’s initial annual compensation is RMB 800,000. The Compensation Committee of the Board will determine Mr. Lee’s compensation for any subsequent period, if he remains in the registrant’s employ.

A copy of the press release issued by the Company on October 2, 2007 is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits:

Exhibit
No.	Document

99.1	Synutra International, Inc. Press Release dated October 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNUTRA INTERNATIONAL, INC.
(Registrant)

Dated: October 2, 2007	By:	/s/ Weiguo Zhang
Name:	Weiguo Zhang
Title:	President and Chief Operating Officer

EXHIBIT INDEX

Exhibit
No.	Document

99.1	Synutra International, Inc. Press Release dated October 2, 2007.